UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August  31, 2015

ECO SCIENCE SOLUTIONS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3250 NE 1st Avenue, Suite 305 Miami, Florida 33137 (Address of principal executive offices) (305) 460-2259 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2015, the Company executed an Asset Purchase Agreement with Kensington Marketing, Inc., a Nevada corporation, dated August 28, 2015 (the "Purchase Agreement"), to purchase a certain technology application known as “Stay Hydrated.”  In exchange for the technology application, the Company will issue 1,500,000 restricted shares of the Company's common stock, valued at $150,000.

.

The foregoing description is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement which is filed as Exhibit 10.17 to this Current Report on Form 8-K.

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective August 28, 2015, the Agreements of the License of Intellectual Property dated November 4, 2013, and entered into with Eco Science Solutions International, Inc. was terminated.

The Company will continue to research and explore eco friendly technology and properties that generate revenue through advertisements connected to the application, as well as downloads of the application.

ITEM 9.01

EXHIBITS

10.17

Asset Purchase Agreement between Eco Science Solutions, Inc. and Kensington Marketing, Inc. dated August 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO SCIENCE SOLUTIONS, INC.

Date: September 1, 2014	/s/ Michael Borkowski
By: Michael Borkowski
Its: President